THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.

GREEN SCREEN INTERACTIVE SOFTWARE, INC.
Convertible Secured Promissory Note

$2,000,000
May 16, 2008
New York, New York

GREEN SCREEN INTERACTIVE SOFTWARE, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Mandalay Media, Inc., a Delaware corporation (“Mandalay,” together with its successors or permitted assigns, the “Holder”), the principal amount of Two Million Dollars ($2,000,000) in lawful money of the United States, with interest thereon to be computed from the date hereof on the unpaid principal balance at the rate and as herein provided.

This convertible promissory note (the “Note”) is issued pursuant to and is subject to the terms of that certain Note Purchase Agreement, dated of even date herewith, by and between the Company and Mandalay (as the same may be amended from time to time, the “Purchase Agreement”).

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the “Maximum Rate”). If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, the Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Holder with respect to the debt evidenced hereby.

1. Security. This Note and Company’s obligations hereunder are collateralized by a security interest in Company’s assets, pursuant to a Collateral Pledge and Security Agreement, dated as of even date herewith, by the Company, in favor of Mandalay (the “Security Agreement”). If an Event of Default (as hereinafter defined) shall have occurred and be continuing and the principal amount of this Note shall become due and payable, the Holder shall be entitled to exercise, in addition to any right, power or remedy permitted in law or equity, all its remedies under the Security Agreement.

2.    Interest; Payments.

(a) Principal of, and any accrued and unpaid interest on, this Note shall be due and payable on any date and time on or after October 15, 2008 within five Business Days (as defined below) of written demand by the Holder (such date and time hereinafter referred to as the “Maturity Date”), unless it has been prepaid or converted in accordance with the terms hereof.

(b) Until this Note is converted or paid in full, interest on this Note shall accrue from the date hereof (the “Issue Date”) at the Applicable Rate (calculated on the basis of a 360-day year consisting of twelve 30 day months). For purposes of this Note, the “Applicable Rate” shall mean 10% until August 16, 2008 and increasing to 15% from and after August 16, 2008, except in the event that the Company fails to pay the Holder any portion of the principal and/or interest due on the Maturity Date in which case the Applicable Rate shall thereafter be 20%.

(c) If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. “Business Day” means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the city of New York, New York.

(d) Payment of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by the Holder or by check sent to the Holder’s address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

(e) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

(f) The Company may prepay this Note in whole (and not in part) without penalty.

(g) Unless this Note has been prepaid or converted in accordance with the terms hereof, in the event of the Company’s liquidation, the Company shall, at the Holder’s option, pay the principal of, and any accrued and unpaid interest on, this Note or convert this Note in accordance with Section 4(a) below.

3.    Ranking of Note.

(a) The Company, for itself, its successors and assigns, covenants and agrees, that the payment of the principal of and interest on this Note is senior in right of payment to the payment of all existing and future Junior Debt (as hereinafter defined). “Junior Debt” shall mean all existing and future Indebtedness (as hereinafter defined) other than (i) the Indebtedness represented by this Note, (ii) the Line of Credit (as defined below) and (iii) as otherwise agreed to by the Holder in writing. “Indebtedness” shall mean (A) any liability of the Company for borrowed money, (x) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or service, or (y) for the payment of rent or other amounts relating to capitalized lease obligations; (B) any liability of others of the nature described in clause (A) which the Company has guaranteed or which is otherwise its legal liability; and (C) any modification, renewal, extension, replacement or refunding of any such liability described in clause (A) or (B); provided, that Indebtedness does not include unsecured trade credit.

(b) The Company covenants and agrees to use its commercially reasonable efforts to cause any current holder of Junior Debt and to cause any future holder of Junior Debt permitted to be incurred pursuant to this Note to execute such subordination agreements, instruments or waivers as may be necessary to reflect the terms set forth herein.

(c) Mandalay acknowledges and agrees that the Company may seek to obtain a $5 million line of credit (the “Line of Credit”), and if the Company obtains such Line of Credit, the payment of principal and interest on this Note will be junior in right of payment to the payment of any Indebtedness represented by the Line of Credit. Mandalay shall execute such subordination agreements as may be reasonably required by the lender of such Line of Credit to reflect the foregoing.

(d) Until the payment in full of all amounts of principal of, and interest on, this Note, and all other amounts owing under this Note, no payment may be made with respect to the principal of or other amounts owing with respect to any Junior Debt, or in respect of any redemption, retirement, purchase or other acquisition thereof; provided, that the Company may pay scheduled interest thereon so long as no Event of Default shall have occurred and be continuing.

(e) Upon any payment or distribution of the assets of the Company, to creditors upon dissolution, total or partial liquidation or reorganization of, or similar proceeding relating to the Company, the Holder of the Note will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive any payment.

4.    Conversion.

(a) Unless previously paid or converted in full, at the Holder’s option at any time, this Note shall convert, in whole or in part, into shares of common stock of the Company, par value $0.0001 (the “Common Stock”) or other Equity Securities (as defined below) as applicable. In the event the Holder elects to convert all or a portion of this Note as aforesaid, it shall deliver to the Company written notice of such election (a “Conversion Notice”), which Conversion Notice shall state the portion of this Note which the Holder has elected to convert. The conversion of this Note into shares of Equity Securities shall take place on the next Business Day following the Company’s receipt of the Holder’s Conversion Notice or on such other date and at such other time as may be mutually agreed to by the Company and the Holder (such date hereinafter referred to as the “Optional Conversion Date”). The number of shares of Equity Securities into which this Note (or portion of this Note) shall be convertible shall be determined by dividing (i) that portion of the principal and accrued interest of this Note being converted, by (ii) the lower of $20.00 or the price per share at which the Equity Securities (as hereinafter defined) are sold in the Qualified Financing (as hereinafter defined); provided that, if a Qualified Financing consists of two or more capital raises, the price per share shall be deemed to be the weighted average purchase price for such capital raises computed on a fully-converted basis.

(b) For purposes hereof, a “Qualified Financing” shall mean the sale of Common Stock or other Equity Securities, the gross proceeds of which, in the aggregate, equal or exceed $10,000,000 (or such other amount as shall be agreed upon by the Company and Holder); “Equity Securities” shall mean the Common Stock or other equity securities issued in connection with such Qualified Financing.

(c) Upon conversion of this Note pursuant to Section 4(a) or (b), the Holder shall be deemed to be the holder of record of the Common Stock, issuable upon such conversion (in either case, the “Conversion Shares”), notwithstanding that the transfer books of the Company shall then be closed or certificates (if applicable) representing such Conversion Shares shall not then have been actually delivered to the Holder. If requested by the Holder and with the consent of the Company, as soon as practicable after the Optional Conversion Date or the closing of the Qualified Financing, as applicable, the Company shall issue and deliver to the Holder a certificate or certificates for the Conversion Shares registered in the name of the Holder or its designee(s); provided, that the Company, by notice given to the Holder promptly after the Optional Conversion Date or the closing of the Qualified Financing, as applicable, may require the Holder, as a condition to the delivery of such certificate or certificates, to present this Note to the Company.

(d) The issuance of any Conversion Shares, and the delivery of certificates (if applicable) or other instruments representing the same, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e) The Holder shall not have, solely on account of such status as a holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Note.

(f) The Company shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of providing for the exercise of the conversion rights provided for under this Section 4, such number of shares of Common Stock as shall, from time to time, be sufficient for issuance upon conversion of this Note in full. The Company covenants that all shares of Common Stock issuable upon conversion hereof shall be validly issued and free of preemptive rights (and, to the extent applicable, fully paid and nonassessable).

(g) Upon conversion of this Note, if not already a party thereto, the Holder shall enter into the Company’s then current shareholders’ agreement, the form and substance of which shall be reasonably satisfactory to the Holder and its counsel.

5.    Negative Covenants. The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on this Note, unless the consent of the Holder is obtained, the Company shall not:

(a) increase the number of authorized shares of Common Stock or other class or series of equity securities;

(b) redeem or repurchase any of the Company’s outstanding shares of Common Stock or other equity securities;

(c) consummate a merger, corporate reorganization or sale of Common Stock or other equity securities constituting 51% or more of the Company’s outstanding voting securities, voluntarily dissolve or liquidate, sell or exclusively license all or substantially all of the Company’s intellectual property, or consummate any transaction in which all or substantially all of the assets of the Company are sold;

(d) pay or declare any distribution or dividend with respect to the Company’s Common Stock or other equity securities;

(e) except for the Line of Credit, take any action that relates to or would result in the incurrence by the Company of Indebtedness;

(f) draw down any amounts under the Line of Credit that would leave the Company with less than $2,000,000 of committed availability under the Line of Credit;

(g) if the Line of Credit is obtained, permit the Line of Credit to expire or be terminated prior to repayment of this Note;

(h) acquire any material business;

(i) create any subsidiary, unless such subsidiary shall be a wholly-owned subsidiary and such subsidiary guarantees the Company’s obligations under this Note;

(j) permit any subsidiary to authorize or issue any capital stock, membership units, partnership interests or other equity securities, or any option, warrant, put, call, note, debenture or other right exercisable, convertible or exchangeable for such subsidiary’s equity securities, to any person or entity other than to the Company; and

(k) agree to, or permit any subsidiary to agree to, take any actions set forth above, except those actions contemplated by the letter of intent between the Company and Mandalay dated the date hereof.

6.    Affirmative Covenants. The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on this Note, the Company shall:

(a) deliver to the Holder quarterly financial statements within 45 days after quarter-end, and annual financial statements within 90 days of year-end. In addition, Holder shall receive monthly statements of cash flow for the immediately preceding month and projections of cash flow for the next month within 10 days of the end of each calendar month;

(b) promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a “Default”), a notice specifying that such notice is a “Notice of Default” and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto; and

(c) permit the Holder to visit and inspect its properties and its books and records at reasonable times during normal business hours and on reasonable notice.

7.    Events of Default.

(a) The occurrence of any of the following events shall constitute an event of default (an “Event of Default”):

(i) A default in the payment of the principal or interest on this Note, when and as the same shall become due and payable (a “Payment Default”);

(ii) A default in the performance, or a breach, of any covenant or agreement of the Company contained in this Note (other than a Payment Default) or in the Purchase Agreement or Security Agreement and continuance of such default or breach of for a period of 10 days after receipt of notice from the Holder as to such breach;

(iii) Any material breach of a representation, warranty or certification made by the Company in or pursuant to this Note, the Purchase Agreement or the Security Agreement;

(iv) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; and

(v) The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

(b) Nothing contained in Section 7(a) hereof shall in any way limit or be construed as limiting the right of the Holder to demand payment of the principal of, and any accrued and unpaid interest on, this Note at any time or after October 15, 2008 pursuant to Section 2(a) of this Note.

8.    Remedies Upon Default. Upon the occurrence of an Event of Default referred to in Section 7(a)(v), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of an Event of Default referred to in Sections 7(a)(i) through (iv), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company. The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, reasonable attorneys' fees and expenses actually incurred. For the avoidance of doubt, the foregoing is not intended as an exclusive remedy and Holder may enforce any other rights granted under this Note, the Security Agreement, any other agreement or otherwise under applicable law.

9.    Reclassifications and Reorganizations. In case of any reclassification or reorganization of the Common Stock, or, in the case of any merger or consolidation of the Company with or into another entity (excluding a consolidation or merger in which the Company is the continuing entity that does not result in any reclassification or reorganization of the Common Stock), or, in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, subject to the terms and provisions of Section 4 of this Note, the Holder shall thereafter have the right to convert this Note into the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if the Holder had converted this Note pursuant to Section 4(a) hereof immediately prior to such event. The provisions of this Section 9 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

10.   Miscellaneous.

(a) The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Holder may assign all or any portion of its rights hereunder to an affiliate of the Holder upon notice to the Company of same but without such consent. Assignment of all or any portion of this Note in violation of this Section 10(a) shall be null and void. Nothing in this Note, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

(b) All notices and other communications required or permitted under this Note shall be in writing and shall be deemed delivered (i) when received, if delivered by hand delivery, (ii) three Business Days after being sent, certified or registered mail, return receipt requested, first class postage prepaid, or (iii) one Business Day after being sent by nationally recognized overnight courier, addressed (A) if to the Company, to 575 Broadway, New York, New York 10012, marked for the attention of Ron Chaimowitz, CEO; (B) if to Mandalay, to 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067, marked for the attention of Bruce L. Stein, CEO; or (C) if to any subsequent Holder, at the address of such Holder as provided to the Company. All written notices delivered by means other than as set forth above shall be deemed effective upon receipt. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 10(b).

(c) Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

(d) No course of dealing and no delay or omission on the part of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's or the Company’s rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Note upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

(e) If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(f) This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

(g) The Company irrevocably consents to the exclusive jurisdiction of any federal court located in the State of New York sitting in New York County, New York (provided that, if any such court does not have or does not accept jurisdiction, the Company consents to the jurisdiction of any state court in the State of New York sitting in New York County, New York) in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

GREEN SCREEN INTERACTIVE SOFTWARE, INC.

By: /s/ Ron Chaimowitz
Name: Ron Chaimowitz
Title: CEO